UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 21, 2007

CoConnect, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7430 S. Creek Road, Suite 102, Sandy, Utah 84093

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code (801) 243-7948

___________________________________________

(Former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On March 23, 2007, the Board of Directors, Richard Ferguson individually (“Ferguson”), and David O. Black (“Black”) entered into an Agreement whereby Ferguson would provide $25,000 to pay the Company’s debts and Black would provide up to $25,000 to pay the Company’s debts. It was agreed that upon a successful merger or acquisition Ferguson and Black would be repaid out of proceeds received from the merger or acquisition together with 10% interest. The Agreement further stated that at the time of a merger or acquisition, subsequent to the repayments to Ferguson and Black, Black was to receive $55,000 for services rendered. After these amounts had been paid Ferguson was to receive repayment of prior funds advanced to the Company or paid its behalf and Black was to be paid for additional legal services at $250 per hour. The Board also agreed to compensation attorney Donald Purer in cash and stock for past legal services.

In the event there was not a merger or acquisition acceptable to a majority of the Board of Directors within 180 days of the Agreement Ferguson and Black were to be immediately rewarded 50% of the authorized but unissued common stock of the Company; half of the shares to be issued to Ferguson and half of the shares to be issued to Black. In the event the shares are issued to Ferguson and Black the Company may repurchase the shares for a period of 90 days by paying Ferguson $25,000 plus 10% interest, Black $25,000 plus 10% interest and those additional amounts as set forth above.

On August 7, 2007 CoConnect, Inc., entered into an Agreement and Plan of Reorganization (the “Plan”) with CoConnect Sub, Inc., a newly-formed Nevada corporation (hereinafter “CoConnect Sub”) and Boomj.com, Inc., a Nevada corporation (hereafter “BOOMJ”), pursuant to which CoConnect Sub agreed to merge with and into BOOMJ (the “Merger”).  The proposed closing date for the Merger was August 31, 2007. BOOMJ was granted an extension to September 20, 2007 in which to send a non-refundable deposit. Said deposit has not been received.

Effective today, September 21, 2007, the merger between BOOMJ and the Company has been cancelled due to lack of performance and failure to meet any of the objectives set forth in the Plan and an email from the CEO of BOOMJ canceling the transaction.

Neither the contemplated 4 to 1 reverse split, nor the issuance of shares to shareholders of BOOMJ were completed.

Pursuant to the terms of the March 23, 2007 Agreement, Ferguson and Black will be issued 50% of the current authorized, but unissued common stock to be effective Midnight, Sunday, September 23, 2007.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Agreement, dated March 23, 2007

10.2	Board of Directors Resolution, dated September 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCONNECT, INC.

Date: September 21, 2007	By:	Richard Ferguson
Richard Ferguson, President